Exhibit 99.1

Norwegian Cruise Line Announces

Refinancing Transactions

Remainder of outstanding 9.5% Senior Unsecured Notes to be redeemed

MIAMI, Florida – May 29, 2013 – Norwegian Cruise Line (NASDAQ: NCLH, Norwegian Cruise Line Holdings Ltd., NCL Corporation Ltd., “Norwegian” or “the Company”), today announced the refinancing of certain of its secured credit facilities. In addition, the Company has received commitments to refinance certain of its other secured credit facilities. No material incremental debt will result from these transactions.

The first transaction, totaling $1.3 billion, consists of a $675 million term loan and a $625 million non-amortizing revolving credit facility. This new facility matures in 2018 and refinanced existing credit facilities which had maturities beginning in 2015 and were secured by Norwegian Star, Spirit, Sun, Dawn, Pearl and Gem. The facility bears interest at LIBOR plus an applicable margin of between 2.25% and 1.50% based upon the Company’s leverage ratio. In connection with this transaction, the Company has issued a notice of redemption for the remaining $228 million outstanding of its $350 million 9.5% Senior Unsecured Notes due 2018 with a redemption date of June 28, 2013.

The second transaction, for which the Company has received commitments, will refinance facilities secured by Norwegian Jewel, Jade and Pride of America by amending the credit agreements to reduce the applicable margins and enhance certain terms and conditions. This transaction is subject to customary closing conditions and is expected to close in the second quarter of 2013.

“These transactions, coupled with our recent initial public offering and unsecured notes offering, reflect the optimization of our capital structure and positions the company for the future,” said Kevin Sheehan, President and Chief Executive Officer of Norwegian Cruise Line. “We have now replaced all of our higher rate debt with facilities with more favorable rates and terms and enhanced our maturity profile to better match the increased cash flow generation that accompany our upcoming fleet additions.”

About Norwegian Cruise Line

Norwegian Cruise Line is the innovator in cruise travel with a 46-year history of breaking the boundaries of traditional cruising, most notably with the introduction of Freestyle Cruising which revolutionized the industry by giving guests more freedom and flexibility. Today, Norwegian invites guests to “Cruise Like a Norwegian” on one of 12 purpose-built Freestyle Cruising ships, providing guests the opportunity to enjoy a relaxed, resort style cruise vacation on some of the newest and most contemporary ships at sea. Recently, the line was named “Europe’s Leading Cruise Line” by the World Travel Awards for the fifth consecutive year.

The Company took delivery of its most innovative ship to date, the 4,000-passenger Norwegian Breakaway on April 25, 2013. Known as New York’s ship, Norwegian Breakaway is the largest vessel to homeport year-round in the city, sailing to Bermuda in the summer and to the Bahamas and Caribbean in the winter. Norwegian Breakaway’s features include hull art by legendary artist Peter Max, seafood restaurant Ocean Blue by famed New York Iron Chef Geoffrey Zakarian, bakery by Buddy Valastro, star of the TLC series “Cake Boss,” and fitness classes and a retrospective display from the ship’s iconic godmothers, the Rockettes®. The entertainment lineup includes three Broadway shows: Rock of Ages, Burn the Floor and Cirque Dreams™ & Dinner: Jungle Fantasy. Sister ship Norwegian Getaway, currently under construction at Meyer Werft will be the largest ship to homeport year-round in Miami and will sail Eastern Caribbean voyages beginning in February 2014. The Company also has one larger “Breakaway Plus” vessel on order for delivery in the fall of 2015, with the option for a second ship.

The Company’s largest ship, the 4,100 passenger Norwegian Epic has been named “Best Overall Cruise Ship” by the readers of Travel Weekly two years in a row and “Best Ship for Sea Days” by Cruise Critic.

Norwegian Cruise Line is the official cruise line of Blue Man Group and Legends in Concert, the official cruise line partner of The GRAMMY Awards and is an official partner of the Rockettes and Radio City Music Hall.

High resolution, downloadable images are available at www.ncl.com/pressroom. For further information on Norwegian Cruise Line, visit www.ncl.com, follow us on Facebook, Twitter, and Instagram @Norwegiancruiseline, Pin us on Pinterest, watch us on YouTube, or contact us in the U.S. and Canada at 888-NCL-CRUISE (625-2784).

Note on Forward-Looking Statements

This release may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. The words “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future,” and similar expressions may identify forward-looking statements, which are not historical in nature. These forward-looking statements reflect Norwegian’s current expectations, and are subject to a number of risks, uncertainties, and assumptions. Among the important risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are the adverse impact of the worldwide economic downturn and related factors such as high levels of unemployment and underemployment, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence; changes in cruise capacity, as well as capacity changes in the overall vacation industry; intense competition from other cruise companies as well as non-cruise vacation alternatives which may affect our ability to compete effectively; our substantial leverage, including the inability to generate the necessary amount of cash to service our existing debt, repay our credit facilities if payment is accelerated and incur substantial indebtedness in the future; changes in fuel prices or other cruise operating costs; the risks associated with operating internationally; the continued borrowing availability under our credit facilities and compliance with our financial covenants; our ability to incur significantly more debt despite our substantial existing indebtedness; the impact of volatility and disruptions in the global credit and financial markets which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees; adverse events impacting the security of travel that may affect consumer demand for cruises such as terrorist acts, acts of conspiracy, armed conflict and other international events; the impact of any future changes relating to how travel agents sell and market our cruises; the impact of any future increases in the price of, or major changes or reduction in, commercial airline services; the impact of the spread of contagious diseases; accidents and other incidents affecting the health, safety, security and vacation satisfaction of guests or causing damage to ships, which could cause the modification of itineraries or cancellation of a cruise or series of cruises; the impact of any breaches in data security or other disturbances to our information technology and other networks; our ability to attract and retain key personnel and qualified shipboard crew, maintain good relations with employee unions, maintain or renegotiate our collective bargaining agreements on favorable terms and prevent any disruptions in work; the continued availability of attractive port destinations; the control of our Company by certain of our shareholders whose interests may not continue to be aligned with ours; the impact of problems encountered at shipyards, as well as, any potential claim, impairment loss, cancellation or breach of contract in connection with our contracts with shipyards; changes involving the tax, environmental, health, safety, security and other regulatory regimes in which we operate; our ability to obtain insurance coverage on terms that are favorable or consistent with our expectations; the lack of acceptance of new itineraries, products or services by our targeted guests; our ability to implement brand strategies and our shipbuilding programs, and to continue to expand our brands and business worldwide; the costs of new initiatives and our ability to achieve expected cost savings from our new initiatives; changes in interest rates and/or foreign currency rates; increases in our future fuel expenses related to implementing IMO regulations, which require the use of higher priced low sulfur fuels in certain cruising areas; the delivery schedules and estimated costs of new ships on terms that are favorable or consistent with our expectations; the impact of pending or threatened litigation and investigations; the impact of changes in our credit ratings; the possibility of environmental liabilities and other damage that is not covered by insurance or that exceeds our insurance coverage; our ability to attain and maintain any price increases for our products; the impact of delays, costs and other factors resulting from emergency ship repairs as well as scheduled repairs, maintenance and refurbishment of our ships; the implementation of regulations in the U.S. requiring U.S. citizens to obtain passports for travel to additional foreign destinations; the impact of weather and natural disasters; and other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the “Risk Factors” section of the Annual Reports on Form 10-K filed by each of Norwegian Cruise Line Holdings Ltd. (“NCLH”) and NCL Corporation Ltd. (“NCLC”) with the SEC and subsequent filings by NCLH and NCLC. You should not place undue reliance on forward-looking statements as a prediction of actual results. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based. In addition, certain financial measures in this website constitute non-GAAP financial measures as defined by Regulation G. A reconciliation of these items can be found on the Company’s web site at www.investor.ncl.com

Investor Relations Contact	Media Contact
Andrea DeMarco	AnneMarie Mathews
(305) 468-2463	(305) 436-4799
InvestorRelations@ncl.com	PublicRelations@ncl.com